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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 19, 2001, except for Note 13 as to which the date is February 2, 2001, relating to the financial statements of Seattle Genetics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
February 6, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS